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                                                                   EXHIBIT 10.43


                         KEY EMPLOYEE STOCK OPTION PLAN

                                       OF

                           HERMES EUROPE RAILTEL B.V.


1. PURPOSES OF THE PLAN. The purposes of the Key Employee Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility; to replace the GTS-Hermes, Inc., 1994 Stock Option Plan, and convert options granted to the Employees under the GTS-Hermes, Inc., 1994 Stock Option Plan to options granted under this Plan; to provide additional incentives to the key employees of the Company; and to promote the success of the business of the Company and its subsidiaries and divisions.


2. DEFINITIONS. As used herein, and in any Option granted hereunder, the following definitions shall apply:


         (a) "Board" shall mean the Supervisory Board of Directors of the Company.

         (b) "Cause" shall mean any action of the Optionee or any failure to act by the Optionee which constitutes:


                  (i) fraud, embezzlement or any felony in connection with the Optionee's duties as an Employee of the Company or any parent, subsidiary or affiliate of the Company, or willful misconduct or the commission of any other act which causes or may reasonably be expected to cause substantial economic or reputational injury to the Company or any such subsidiary or affiliate of the Company, including any violation of the United States Foreign Corrupt Practices Act;


                  (ii) a continuing conflict of interest or continuing failure to follow reasonable directions or instructions of the Board or Managing Director of the Company. A conflict of interest or a failure to follow directions of the Company shall be deemed to be continuing if the Optionee shall have received written notice thereof and shall have not terminated the conflict of interest or failure to follow directions within thirty days after receipt of such notice; or

                  (iii) an extended period of absence by the Optionee from the performance of the obligations of the Optionee under the Optionee's employment contract with the Company, which absence shall be for a reason other than a disability, and which has not been approved in writing in advance by the Company.

         (c) "Company" shall mean Hermes Europe Railtel B.V., a Dutch corporation.




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         (d)      "Committee" shall mean the Compensation Committee appointed by the Board in accordance with Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the entire Board.

         (e) "Continuous Employment" shall mean the absence of any interruption or termination of service as an employee of the Company, or any parent, subsidiary or division, if the employee is seconded to such parent, subsidiary or division. For purposes of the preceding sentence, service shall not be considered interrupted during any period of vacation, sick leave, military leave or any other absence approved by management and shall not be considered terminated as a result of a transfer between locations within the Company, any parent, subsidiary or division or among the Company, any parent, subsidiary or division.

         (f) "Disability" shall mean any physical or mental illness, condition, or incapacity that:

                  (i) prevents the Employee from reasonably discharging required services and employment duties;

                  (ii) shall be attested to in writing by a physician acceptable to the Company; and (iii) continues during any period of three consecutive months or for periods aggregating three months in any eighteen month period.

                  "Disability" shall be deemed to have occurred on the last day of such applicable three month period.

         (g) "Employee" shall mean any person who is an employee of the Company and whose participation in the Plan is determined by the Committee to be in the best interest of the Company.

         (h)      "Fair Market Value" shall mean:

                  (i) if the Company is a private company at the time of issue of Options or the subsequent sale of Option Shares pursuant to Section 8(b) of the Plan, the fair market value as of the relevant date, determined by an internationally recognized investment banking firm selected and approved by the Committee; and

                  (ii) if the Company is a public company and its Stock is traded on a national securities exchange or similar market at the time of the issue of Options or subsequent sale of Option Shares pursuant to Section 8(b) of the Plan, the daily closing price averaged over a period of twenty (20) days consisting of the day as of which Fair Market Value is being determined and the nineteen (19) consecutive trading days preceding such day.



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         (i)      "Initial Options" shall mean those Options granted to certain
                  Employees in consideration for the cancellation and return of all Original Options granted to such Employees under the Original Plan.

         (j) "Option" shall mean an option to purchase Receipts representing a beneficial interest in Option Shares granted pursuant to the Plan and held by the Trust.

         (k) "Option Agreement" shall mean a written agreement between the Company and the Optionee setting forth the terms and conditions of the grant and exercise of Options by the Optionee as determined by the Committee pursuant to the Plan.

         (l) "Option Shares" shall mean the shares of Stock held by the Trust.

         (m) "Optionee" shall mean an Employee who is granted an Option under the Plan.

         (n) "Original Option" shall mean an option granted to an Optionee under the Original Plan, and which is to be replaced by an Initial Option granted pursuant to the Plan.

         (o) "Original Plan" shall mean the GTS-Hermes, Inc., 1994 Stock Option Plan.

         (p)      "Plan" shall mean this Key Employee Stock Option Plan of the
                  Company.

         (q)      "Purchase Office" shall mean the foundation under Dutch law:
                  "(Stichting) Purchase, Sales and Deposit Office Hermes" to perform as a depository for, and to buy and sell, receipts.

         (r) "Retirement" shall mean a voluntary termination of employment by an Employee who is at least age fifty-five (55) and who has completed five (5) years of Continuous Employment with the Company.

         (s) "Receipt" shall mean a depository receipt representing a beneficial interest in a share of Option Stock, such receipt being issued by the Trust.

         (t) "Share" shall mean a share of the Stock, as adjusted in accordance with Section 7 of the Plan.

         (u) "Stock" shall mean the common stock of the Company authorized under the articles of association of the Company.

         (v) "Trust" shall mean the foundation under Dutch law: "(Stichting Administratiekantoor) Hermes Foundation" to hold Option Shares and issue Receipts formed by the Company on November __, 1997.

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3.       STOCK SUBJECT TO THE PLAN.

         (a) Receipts and Option Shares Subject to Grant. Without limiting the application of Section 7 of the Plan, the maximum aggregate number of Receipts for Option Shares into which Options may be exercised at any time shall not exceed 24,760 Receipts for an identical number of Option Shares. The Committee may adopt reasonable counting procedures to ensure appropriate counting of Receipts and Option Shares, avoid double counting of Receipts and Option Shares, and make adjustments if the number of Receipts and Option Shares actually delivered differs from the number of Shares previously counted in connection with an award.

         (b) Cancelled and Similar Receipts and Option Shares. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of Receipts, the Option Shares (underlying such Receipts) subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of Option Shares for which Receipts will be issued hereunder exceed 24,760. Any Receipts and Option Shares withheld or surrendered to arrange for the payment of withholding taxes pursuant to Section 7(n) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 7(e) may be used again in connection with the grant of new Options, subject to the maximum limitation of 24,760 Receipts and Option Shares.

         (c) Future Value Determinations. So long as the Company is privately-owned, an internationally recognized investment banking firm annually shall determine the Fair Market Value of the Option Shares as at December 31, and deliver to the Company and the Participants a certificate setting forth the fair market value of the Option Shares as soon as practicable after the completion of the audit of the financial statements of the Company, but no later than March 15 of the immediately following year, such Fair Market Value shall be applicable for purposes of the Plan for the immediately following twelve-month period..

4.       ADMINISTRATION OF THE PLAN.

         (a) Procedure. The Plan shall be administered by the Committee which shall consist of three (3) members of the Board and who shall serve subject to the direction of the Board and such terms and conditions as the Board may prescribe. Members of the Committee may not hold or receive an Option. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee, remove members (with or without cause), and appoint replacement or additional members of the Committee. The Board also may remove all members of the Committee and, thereafter, directly administer the Plan.

         (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have discretionary authority to: (i) grant Options to Employees; (ii) determine the number of Shares represented by Receipts to be issued upon exercise of each Option; (iii) interpret the Plan; (iv) prescribe, amend and rescind


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                  rules and regulations relating to the Plan; (v) establish the terms and conditions of each Option granted under the Plan (which terms and conditions need not be identical in any two Options); (vi) with the consent of the holder thereof, modify or amend any Option; (vii) authorize any person to execute on behalf of the Company any instruments required to effect the grant of an Option awarded by the Committee; (viii) accelerate or (with the consent of an Optionee) defer an exercise date of any Option subject to the provisions of Section 7(a) of the Plan; (ix) make changes to the Plan which are required to comply with any applicable securities law; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall also constitute the governing board of the Trust.

         (c) Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

         (d) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option, Receipt or other equity security of the Company, and all other persons. The Committee may employ counsel to advise it on any matter. In any controversy regarding the administration of the Plan, any arbitrator or court reviewing any decision, determination or interpretation of the Committee shall not set aside or modify such decision, determination or interpretation unless it is arbitrary, capricious or clearly contrary to the terms of the Plan.

5.       ELIGIBILITY.

         (a) Persons Eligible to Participate. Options under the Plan shall be granted only to Employees. Each Employee who is nominated for a grant of Initial Options shall, as a condition to such grant, surrender and agree to the termination of any Original Options granted pursuant to the Original Plan.

         (b) No Right to Continuing Employment. Neither the establishment nor operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company, any parent, subsidiary or division, nor shall the Plan interfere in any way with the right of the Optionee or other person or the right of the Company, parent, subsidiary or division to terminate such employment or service at any time.




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6.       TERM OF PLAN. The Plan shall become effective upon its adoption by the
Board and shall continue in effect until 6 December, 2004, unless terminated earlier by the Board pursuant to Section 10 of the Plan.

7. TERM AND CONDITIONS OF OPTIONS. Each Option shall be evidenced by an Option Agreement, in form and substance as shall be determined by the Committee, and shall be subject to the following terms and conditions and to such other terms and conditions determined by the Committee:

         (a) Term. The term of each Option, except Initial Options, granted under the Plan shall be ten (10) years from the date of grant of such Option unless terminated earlier under the terms hereof or the applicable Option Agreement. The term of any Initial Option shall be ten (10) years from the date of grant of the Original Option it replaces. Upon the expiration of the term of each Option and without any action by the Company or Committee, no Option shall be exercisable after the expiration of its term.

         (b) Exercise Price. The price at which a Receipt for an Option Share may be purchased pursuant to the exercise of an Option shall be determined by the Committee at the time of grant of such Option provided that except with respect to the Initial Options, such exercise price shall not be less than the Fair Market Value of that underlying Option Share on the date of the grant of the Option

         (c) Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, but only after the Optionee shall have satisfied all applicable conditions to such exercise. Unless the Committee specifically determines otherwise in the Option Agreement at the time of the grant of the Option, each Initial Option shall vest and become exercisable in accordance with the vesting provision of the Original Options granted to each Employee under the Original Plan.

         (d) Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company and to the member (designated by the Company) of the Committee (which also serves as governing Board of the Trust) in accordance with the terms of the applicable Option Agreement by the person entitled to exercise the Option, and full payment for the Receipts for Option Shares with respect to which the Option is exercised has been received by the Company. As soon as administratively practicable following the exercise of an Option in the manner set forth herein, the Committee shall cause the Trust to issue Receipts for the Option Shares represented thereby. An Optionee shall be deemed to be the beneficial holder of the number of the Option Shares underlying the Receipts acquired pursuant to the exercise of an Option as of the date of exercise of the Option. When Options have been duly exercised hereunder and under the Option Agreements, the Company shall issue to the Trust for the benefit of the Optionee a number of Option Shares to the Trust equal to the number of Receipts issued to such Optionee.



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         (e)      Consideration. The consideration to be paid for the Receipts upon exercise of an Option shall be made either (i) in cash or cash equivalent, including cashiers' check; (ii) by surrender to the Purchase Office of previously-acquired Receipts of which underlying Option Shares have a Fair Market Value at the time of such surrender at least equal to the Exercise Price of the Options; (iii) through the withholding by the Company of Receipts of which underlying Option Shares have a Fair Market Value at the time of withholding at least equal to the Exercise Price of the Options; or (iv) by a combination of the foregoing.

         (f)      Adjustments Upon Changes in Capitalization.

                   (i) Subject to any required action by the shareholders of the Company, the number of Receipts for Option Shares covered by each outstanding Option and the per-Receipt exercise price for each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Stock of the Company, or any other increase or decrease in the number of Shares of the Company effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not cause such adjustment. Such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect (and no adjustment by reason thereof shall be made with respect to) the number and price of Receipts subject to an Option or the number or price of related Option Shares.

                   (ii) The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Receipts or number or class of securities underlying Receipts covered by any Option, as well as the price paid therefor, in the event of the Company's effecting one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of the number of Shares of its outstanding Stock, or in the event of the Company's consolidation with or merger into any other corporation.

                  (iii) Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company, the Options granted hereby shall terminate and thereupon become unexercisable, null and void. Optionees shall be given not less than ten (10) days' notice of an anticipated dissolution or liquidation and exercisability of each outstanding Option shall be accelerated so that the Optionee may within such period exercise up to the entire unexercised portion of his or her Option. Optionees shall not be entitled hereunder to any payment, severance, consideration or damages whatsoever as a result of such dissolution or liquidation.




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         (g)      Disability of Optionee. In the event of an Optionee's
                  Disability during the Term of an Option, any vested Option held by the Optionee at the time of Disability may be exercised at any time within one (1) year following the date of Disability to the extent that the Optionee was entitled to exercise the Option at the date of the Disability provided that such Optionee is at the time of such Disability, or was within the 90-day period prior thereto, an Employee of the Company in Continuous Employment of the Company from the date of the grant of the Option until the date of such Disability, and provided further that no Option may be exercised after the expiration of the term of the Option.

         (h) Retirement of Option. In the event of the Retirement of an Optionee during the Term of a vested Option, such Option may be exercised by the Optionee at any time within ninety (90) days following the Retirement date to the extent that the Optionee was entitled to exercise the Option at the time of his or her retirement; provided that such Optionee is at the time of such Retirement, or was within the 90-day period immediately prior thereto, an Employee of the Company in Continuous Employment with the Company from the date of the grant of the Option until the date of Retirement; and provided further that no Option may be exercised after the expiration of the Term of the Option.

         (i) Death of Optionee. In the event of the death of an Optionee during the Term of a vested Option, the Option may be exercised by the estate or other legal representative of the Optionee for a period of up to one (1) year following the Optionee's date of death to the extent that the Optionee was entitled to exercise the Option at the time of the death provided that no Option may be exercised after the expiration of the Term of the Option.

         (j) Optionee's Termination for Cause. In the event that an Optionee is terminated as an Employee of the Company for Cause during the Term of an Option, all Options previously granted to the Employee shall immediately terminate and become unexercisable, null and void, and no Receipts for Option Shares shall be issued with respect to any Option held by the Optionee.

         (k) Other Termination. Unless otherwise determined by the Committee at or after a grant of an Option, if an Optionee shall cease to be an Employee for any reason other than Disability, Retirement, death, or for Cause, such individual's Option shall automatically terminate; provided that, if the Optionee is involuntarily terminated without Cause, any vested Options held by such Optionee may be exercised for the lesser of three months or the balance of such Option's Term. Except as specifically set forth herein, all Options held by an Employee shall automatically terminate and no longer be exercisable as of the date of such Employee's termination of employment with the Company.


         (l) Change in Control. An Option Agreement may contain provisions for accelerated vesting of the Option upon certain circumstances arising subsequent to a change


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                  in control of or over the Company. The existence and terms and conditions of such provisions shall be at the sole and absolute discretion of the Committee as determined at the time the Option is granted and set forth in the applicable Option Agreement.

         (m) Tax Withholding. When an Optionee is required to pay to the Company an amount with respect to income or employment tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect, prior to the date the amount of such withholding is determined (the "Tax Date") to make such payment, or an increased payment by delivering cash or irrevocably directing the Trust to withhold from the Receipts, which would otherwise be issued upon exercise of the Option, such number of Receipts representing Option Shares having a Fair Market Value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will receive the full number of Receipts otherwise issuable upon exercise of the Option minus the number of Receipts necessary to satisfy his or her minimum withholding requirements measured on the date the Option is exercised (or such higher payment as he or she may have elected to make) with adjustments to be made in cash after the Tax Date. Optionees shall be responsible for any income or other taxes triggered by the grant, exercise or transfer of Options and for any such taxes resulting from the Trust's sale of Option Shares.

8.       NON-TRANSFERABILITY OF OPTIONS AND RECEIPTS FOR OPTION SHARES.

         (a) Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Option Agreement permits, the Optionee may designate a beneficiary who may (i) exercise an Option under Section 7(d) above, or (ii) receive Receipts for Option Shares issued pursuant to the exercise of an Option where the death of an Optionee occurs between the date on which the Optionee exercises the Option and the date the Company issues the Receipt.

         (b)      Receipts and Option Shares.

                  (i) The Committee may impose such other restrictions on Receipts and Option Shares as it deems advisable. The certificates, if any, representing the Receipts or Option Shares shall bear a legend which shall give notice of such restrictions on the transferability of the such Receipts or Option Shares.

                  (ii) Except as otherwise provided by the Committee, if there is no public market for the Option Shares at the time the Optionee wishes to sell any Receipts, the Optionee shall first offer to sell such Receipts to the Purchase Office at the Fair Market Value of the Option Shares represented



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                          by such Receipts. If the Purchase Office fails to
                          accept the offer to purchase such Receipts within forty-five (45) days after receipt of such offer, the Optionee shall be free to sell or transfer such Receipts in compliance with applicable law. If the Optionee does not sell or transfer such Receipts within ninety (90) days, then the Optionee may not sell such Receipts without again offering the Receipts to the Purchase Office pursuant to the terms of this Paragraph. If the Purchase Office accepts the Optionee's initial or later offer(s), the Purchase Office shall pay the Optionee the purchase price for all accepted Receipts within thirty six (36) months of the Receipts tendered payable, such payment to be made in four equal annual installments commencing on the date of such acceptance by the Purchase Office. The Purchase Office may make payments for purchasing the Receipts in cash, stock of Global TeleSystems Group, Inc. (provided its stock is publicly traded) or both. Determinations by the Purchase Office whether to accept the offer of an Optionee to purchase Receipts shall be made by the Committee.

                  (iii) If there is a public market for the Option Shares, then the Receipts shall be freely transferable by the Optionee to the extent permitted by applicable law.

9. TIME OF GRANTING OPTIONS. Unless otherwise specified by the Committee, the effective date of grant of an Option under the Plan shall be the later of
(i) the date on which the Committee makes the determination to grant such Option; or (ii) the date on which any conditions precedent to such grant are satisfied; provided that, notwithstanding the foregoing or any contrary provision herein, the deemed date of grant of an Initial Option for the purposes of calculating its vesting and termination date(s) shall be the date of grant of the Employee's Original Option replaced by such Initial Option.

10. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the Company's shareholders, no such amendment or modification shall increase the number of Shares subject to the Plan or add any material rights or modifications to Options under the Plan. The Committee may amend the Plan from time to time to ensure the Plan's compliance with applicable securities laws, regulations or rulings. Any amendment or termination of the Plan, other than any amendment required by applicable securities laws, regulations or rulings, shall not affect Options already granted; and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

11. CONDITIONS UPON ISSUANCE OF RECEIPTS, OPTION SHARES. Notwithstanding anything to the contrary herein, Receipts shall not be issued unless the exercise of the associated Option and the issuance and delivery of such Receipts pursuant thereto shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the related Option Shares may then be listed. The Company reserves the right to obtain the approval of counsel for the Company with respect to such compliance prior to the issuance of any Receipts.


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12.       RESERVATION OF OPTION SHARES. During the term of this Plan, the
Company will keep available and reserve the number of Option Shares required to satisfy its obligations hereunder. No Optionee (individually or as a member of a group), and no beneficiary or other person claiming under or through such Optionee, shall have any right, title or interest in or to any Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to Shares , if any, as shall have been issued to the Trust.

13. INFORMATION TO OPTIONEE. During the term of any Option, the Company shall provide or otherwise make available to each Optionee a copy of its annual report and such other financial information that is provided to its shareholders in accordance with the provisions of the Company's Bylaws and applicable law.

14. SHAREHOLDER APPROVAL. This Plan shall be subject to approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held.

15. BINDING EFFECT. This Plan and any Option Agreement issued hereunder shall be binding upon the Company, its legal representatives, successors and assigns.

16. GOVERNING LAW. The construction and effect of the Plan and any agreement hereunder shall be determined in accordance with the laws of The Netherlands.






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